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                       TEXAS LIQUIDS, LLC
                      Statement of Income
                  Period Ended March 31, 1999
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

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                                                       Quarter
                                                             -------
 Revenues                                                  $29.6
 Cost of sales                                                                                       28.0
                                                                                                     -----
 Gross margin                                                                                         1.6
                                                                                                    -----

 Selling, general, and administrative                                                                 0.7
                                                                                                    -----
 Net income (loss)                                                                                  $ 0.9
                                                                                                    =====

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